UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 27, 2017 (April 21, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Definitive Material Agreement.

Note Exchange

On April 15, 2016, Laureate Education, Inc. (the “Company”) entered into separate, privately negotiated note exchange agreements (the “Note Exchange Agreements”) with certain existing holders (the “Exchanging Holders”) of the Company’s outstanding 9.250% Senior Notes due 2019 (the “9.250% Senior Notes”) pursuant to which, among other things, the Company agreed to exchange (the “Note Exchange”) $250.0 million in aggregate principal amount of 9.250% Senior Notes (the “Exchanged Notes”) for shares of the Company’s Class A common stock, par value $0.004 per share (the “Class A common stock”) no later than February 7, 2018, which is one year and one day after completion of the Company’s initial public offering (the “IPO”).

On April 21, 2017, to assist in effectuating the Note Exchange, the Company entered into confirmation letters (the “Confirmation Letters”) with the Exchanging Holders (or their representatives or assignees) to consummate the exchange (the “Exchange”) of the Exchanged Notes for substantially identical, but not redeemable notes (the “Non-Redeemable Exchange Notes”) issued under a new indenture (the “Non-Redeemable Exchange Notes Indenture”) pending the consummation of the Note Exchange.  Interest on the Non-Redeemable Exchange Notes will be paid semi-annually at a rate of 9.250% per annum, plus an additional 0.75% as special interest. The Non-Redeemable Exchange Notes have a stated maturity of September 1, 2019.  The Note Exchange was effected in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Non-Redeemable Exchange Notes shall constitute Exchanged Notes under the Note Exchange Agreements.  Nothing herein shall constitute or be deemed to constitute an offer to sell or the solicitation of an offer to buy the Non-Redeemable Exchange Notes.

The number of shares of the Company’s Class A common stock issuable to the Existing Holders in the Note Exchange will equal 104.625% of the aggregate principal amount of Exchanged Notes, or approximately $261.6 million, divided by $14.00, the initial public offering price per share of Class A common stock in the Company’s IPO.  Upon completion of the Note Exchange, the Company shall (i) issue to the Exchanging Holders 18,683,036 shares of the Company’s Class A common stock in connection with the Note Exchange and (ii) pay cash to the Exchanging Holders in an amount equal to the interest and special interest accrued with respect to the Exchanged Notes to, but excluding, the date of consummation of the Note Exchange.  Shares of the Company’s Class A common stock issued in the Note Exchange have been reserved for issuance by the Company and will be listed on the Nasdaq Global Select Market.

The foregoing description of the form of Note Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of such agreement, filed as Exhibit 10.53 to the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on March 29, 2017, and incorporated herein by reference.  The foregoing descriptions of the Non-Redeemable Exchange Notes Indenture, the Non-Redeemable Exchange Notes and the form of Confirmation Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, filed hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference.

8.250% Senior Notes due 2025

On April 26, 2017, the Company issued and sold $800,000,000 aggregate principal amount of 8.250% Senior Notes due 2025 (the “New Notes”), which mature on May 1, 2025, pursuant to an indenture, dated as of April 26, 2017 (the “Indenture”), by and among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.  The offering and sale of the New Notes were made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

Interest on the Notes will be payable in cash on May 1 and November 1 of each year, commencing on November 1, 2017.  Interest on the New Notes will accrue from April 26, 2017.

The Company will use the net proceeds from the issue and sale of the New Notes, together with a portion of the net proceeds from its IPO and the net proceeds from the Term Loan Facility (defined below) to (i) redeem its 9.250% Senior Notes but not its Non-Redeemable Exchange Notes, (ii) repay or refinance the Company’s term loans under its Original Credit Agreement (as defined below), (iii) repay the seller notes used to partially finance the acquisition of FMU Group at their maturity in September 2017, and (iv) pay certain related fees and expenses in connection with the offering of the New Notes.  In that regard, the Company expects to issue a redemption notice for all of its outstanding 9.250% Senior Notes, but not for the Non-Redeemable Exchange Notes.

The following is a brief description of the terms of the New Notes and the Indenture.

Ranking

The New Notes and the related guarantees are the Company’s and the guarantors’ senior unsecured unsubordinated obligations.  Accordingly, they:

•                                          are equal in right of payment to all of the Company’s existing and future senior indebtedness, including the Company’s existing senior notes;

•                                          are effectively subordinated to all of the Company’s existing and future secured indebtedness, including indebtedness under the Company’s new senior secured credit facilities to the extent of the collateral securing such indebtedness;

•                                          are structurally subordinated to any existing and future liabilities (including trade payables) of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of the Company’s guarantor subsidiaries); and

•                                          will rank senior in right of payment to any of the Company’s future indebtedness that is expressly subordinated to the New Notes.

Guarantees

The New Notes are jointly and severally fully and unconditionally guaranteed on a senior unsecured basis by each of the Company’s existing and future direct and indirect wholly owned domestic subsidiaries that guarantee the new senior secured credit facilities.

Optional Redemption

Prior to May 1, 2020, the Company may redeem some or all of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes redeemed plus an applicable make-whole premium plus accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of the New Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after May 1, 2020, the Company may redeem the New Notes, in whole or in part, at the redemption prices listed in the Indenture, plus accrued and unpaid interest thereon, if any, to the applicable redemption date.

In addition, prior to May 1, 2020, the Company may, at its option, on one or more occasions redeem up to 40% of the aggregate principal amount of the New Notes at 108.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, with the net cash proceeds of one or more equity offerings.

Covenants

The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of its restricted subsidiaries to:

•                  incur additional debt and guarantee debt;

•                  pay dividends on or make distributions or repurchase or redeem the Company’s capital stock or make other restricted payments;

•                  prepay, redeem or repurchase certain debt;

•                  issue certain preferred stock or similar equity securities;

•                  make loans and investments;

•                  sell assets;

•                  incur liens;

•                  consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•                  enter into transactions with affiliates;

•                  enter into agreements restricting the Company’s non-guarantor subsidiaries’ ability to pay dividends; and

•                  designate the Company’s subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of exceptions.

Events of Default

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal, premium, if any, interest, if any, and any other monetary obligations on all the then-outstanding New Notes to become or to be declared due and payable immediately.

The foregoing description of the Indenture and the New Notes is qualified in its entirety by reference to the complete text of the Indenture and the New Notes, which are incorporated herein by reference. Copies of the Indenture and the New Notes are filed as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K.

Second Amended and Restated Credit Agreement

On April 26, 2017, the Company entered into that certain Seventh Amendment to Amended and Restated Credit Agreement, Amendment to Security Documents, and Release of Foreign Obligations and Certain Credit Parties (the “Seventh Amendment”) among the Company, Iniciativas Culturales de España S.L., as the Foreign Subsidiary Borrower (the “Foreign Subsidiary Borrower”),  certain other subsidiaries of the Company, Citibank, N.A. (“Citi”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), certain financial institutions and others party thereto pursuant to which the Company amended and restated in its entirety its existing senior secured credit facilities under that certain Amended and Restated Credit Agreement, dated as of June 16, 2011, among the Company, the Foreign Subsidiary Borrower, the lending institutions party thereto from time to time, and Citi, as successor administrative agent and collateral agent (as amended, restated, supplemented or otherwise modified prior to April 26, 2017, the “Original Credit Agreement”) pursuant to the terms of a Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement”), dated as of April 26, 2017, among the Company, the lending institutions party thereto from time to time, and the Administrative Agent and the Collateral Agent.

The Second A&R Credit Agreement amends and restates the Original Credit Agreement in its entirety.

Under the Original Credit Agreement, a Spanish revolving credit facility not to exceed $100 million was made available to the Foreign Subsidiary Borrower.  Pursuant to the Seventh Amendment, the Foreign Subsidiary Borrower’s obligations under the Original Credit Agreement (the “Foreign Obligations”) and related credit documents were released, the guarantees to secure the Foreign Obligations were released, all collateral securing the Foreign Obligations was released, and all security interests and liens in such collateral was released.

The Second A&R Credit Agreement, among other things, provides for a senior secured credit facility consisting of a $385 million revolving credit facility (the “Revolving Credit Facility”) and a $1,600 million term loan B facility (the “Term Loan Facility”).  As a subfacility under the Revolving Credit Facility, the Second A&R Credit Agreement provides for letter of credit commitments in the aggregate amount of $141 million.  The Second A&R Credit Agreement also provides, subject to the satisfaction of certain conditions, for incremental revolving and term loan facilities, at the request of the Company, not to exceed $300 million plus additional amounts so long as both immediately before and after giving effect to such incremental facilities the Company’s senior secured leverage ratio, on a pro forma basis, shall not exceed 2.75 to 1.00.

The maturity date for the Revolving Credit Facility is April 26, 2022 and the maturity date for the Term Loan Facility is April 26, 2024.  The Revolving Credit Facility bears interest at a per annum interest rate, at the option of the Borrower, at either the LIBO rate or the ABR rate plus an applicable margin of 3.75% per annum or 3.50% per annum for LIBOR rate loans, and 2.75% per annum or 2.50% per annum for ABR rate loans, in each case, based on the Company’s consolidated total debt to consolidated EBITDA ratio.

The Term Loans bear interest at a per annum rate, at the option of the Borrower, at either the LIBO rate or the ABR rate plus an applicable margin of 4.50% per annum or 4.25% per annum for LIBOR rate loans, and 3.50% per annum or 3.25% per annum for ABR rate loans, in each case, based on the Company’s consolidated total debt to consolidated EBITDA ratio.  The Term Loans amortize at an annual amount equal to 1% of the original principal amount of the Term Loans, which annual amount is payable in quarterly payments, with the remaining unpaid principal amount payable on the maturity date.  The quarterly principal payments on the Term Loans commence June 30, 2017.

The Second A&R Credit Agreement also provides, solely with respect to the Revolving Credit Facility, that the Company shall not permit its consolidated senior secured debt to consolidated EBITDA ratio to exceed 4.50 to 1.00 as of the last day of each quarter ending June 30, 2017 through September 30, 2017, 3.75 to 1.00 as of the last day of each quarter ending December 31, 2017 through March 31, 2018, and 3.50 to 1.00 as of the last day of each quarter ending June 30, 2018 and thereafter; provided, that if (x) the Company’s consolidated total debt to consolidated EBITDA ratio is not greater than 4.75 to 1.00 as of such date and (y) less than 25% of the Revolving Credit Facility is utilized, then such financial covenant shall not apply.

The Second A&R Credit Agreement contains customary representations and warranties and affirmative covenants for an agreement of this type, and certain customary negative covenants that restrict the Borrower’s and its restricted subsidiaries’ ability (subject to certain exceptions as set forth therein) to, among other things, (i) create, assume or incur indebtedness, (ii) create, incur or assume liens, (iii) enter into mergers and dissolutions, (iv) sell or dispose of its assets, (v) make loans and investments, (vi) make dividends and other restricted payments, (vii) prepay subordinated debt, (viii) change its business fundamentally or substantially and (ix) engage in transactions with affiliates.  The Second A&R Credit Agreement contains customary events of default for an agreement of this type, including (i) non-payment of principal, (ii) non-payment of interest and other amounts, (iii) material misrepresentation, (iv) breach of covenants, (v) cross-default with other indebtedness in excess of $125 million, (vi) bankruptcy events, (vii) certain ERISA events, (viii) invalidity of material provisions of the guarantee, any security agreement, pledge or other collateral agreement, or any subordination agreement, (ix) material judgments and (x) any change of control.

All of the obligations under the Second A&R Credit Agreement are unconditionally guaranteed by certain domestic subsidiaries of the Company and the Credit Agreement and the related guarantees are secured by perfected first-priority secured interest in substantially all of the assets of the Company and such guarantors.  The obligations under the Second A&R Credit Agreement are also secured by perfected security interest in certain accounts receivable (other than accounts receivable relating to certain student financial assistance programs administered by the U.S. Department of Education and applicable state government agencies) and certain intellectual property of Walden University, LLC, an indirect subsidiary of the Company, which is not a guarantor under the Second A&R Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sale of Equity Securities.

The information included in Item 1.01 under the caption “Note Exchange” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties.  You can identify forward-looking statements because they contain words such as “may,” “will,” “intends” or “expects” or similar expressions that concern the Company’s strategy, plans or intentions.  Forward-looking statements are based on the Company's current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from the Company’s expectations are set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the caption “Risk Factors.”

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

4.1

Indenture, dated as of April 21, 2017, between Laureate Education, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee, governing the 9.250% Replacement Senior Notes due 2019

4.2	Form of Global Note governing the 9.250% Replacement Senior Notes due 2019 (included as Exhibit A to Exhibit 4.1)

4.3	Indenture, dated as of April 26, 2017, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 8.250% Senior Notes due 2025

4.4	Form of 8.250% Senior Note due 2025 (included as Exhibit A to Exhibit 4.3)

10.1	Form of Confirmation Letter dated April 21, 2017, between Laureate Education, Inc. and the other party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President, Chief Administrative Officer and Chief Financial Officer

Date: April 27, 2017